THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, MAY 13, 2002

No. UW-001                                                     200,000 Warrants

                             WARRANT CERTIFICATE

     This Warrant Certificate certifies that Joseph Stevens & Company, Inc., or registered assigns, is the registered holder of 200,000 Warrants to purchase initially, at any time from May 14, 1998 until 5:00 p.m. New York time on May 13, 2002 ("Expiration Date"), up to 200,000 shares of common stock, no par value ("Common Stock"), of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.60 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of May 14, 1997 between the Company and Joseph Stevens & Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

     No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such Warrant.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock all in accordance with the terms of Section 3.2 of the Underwriter's Warrant Agreement dated as of May 14, 1997 between HAWAIIAN NATURAL WATER COMPANY, INC. and Joseph Stevens & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of _______________ whose address is of _____________whose and that such certificates be
delivered to ______________whose address is                .

Dated:



                                       Signature_______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       ________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Date as of May 19, 1997

                                       HAWAIIAN NATURAL WATER COMPANY, INC.


[SEAL]                                 By:  /s/ MARCUS BENDER
                                          ---------------------------------
                                          Marcus Bender
                                          Chief Executive Officer

Attest:


         /s/ BRIAN BARBATA
-------------------------------
Secretary

                     (To be executed by the registered holder
            if such holder desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED________hereby sells, assigns and transfers unto

_______________________________________________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________________    Signature:______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       ________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of HAWAIIAN NATURAL WATER COMPANY, INC. in the amount of $________, all in accordance with the terms of Section 3.1 of the Underwriter's Warrant Agreement dated as of May 14, 1997 between HAWAIIAN NATURAL WATER COMPANY, INC. and Joseph Stevens & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of ____________ whose address is ___________________ and that such certificates be delivered to ____________________ whose address is _______________________.

Dated:



                                       Signature_______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       ________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)